UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement
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☐	Definitive Information Statement

LEGEND OIL & GAS, LTD.

(Name of Registrant As Specified In Its Charter)

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LEGEND OIL & GAS, LTD.

555 Northpoint Center East, Suite 400
Alpharetta, GA 30022

(678) 366-4587

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

We are furnishing this notice and the accompanying information statement (the “Information Statement”) to the holders of shares of common stock, par value $0.0001 per share (“Common Stock”), of Legend Oil and Gas, Ltd., a Colorado corporation (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the action described below (the “Action”) taken by written consent of the holders of a majority of the issued and outstanding shares of Common Stock:

○

To approve the Company’s 2016 Incentive Compensation Plan.

The purpose of this Information Statement is to notify our stockholders that on October 26, 2016, the owners of approximately 66.2% of our issued and outstanding shares of Common Stock and the owner of 100% of our Series B Preferred Stock (the “Majority Stockholders”) executed a written consent approving the Action. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Action will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Action under Colorado law and, as a result, no further action by any other stockholder is required to approve the Action and we have not and will not be soliciting your approval of the Action.

This notice and the accompanying Information Statement are being mailed to our stockholders on or about November __, 2016. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

 A copy of this Information Statement, the 2016 Plan and our 2015 Annual Report are available at www.midconoil.com.

By Order of the Board of Directors,

/s/ Andrew Reckles
Chairman and Chief Executive Officer

Table of Contents

GENERAL	3

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	3

QUESTIONS AND ANSWERS REGARDING THE APPROVAL OF THE 2016 PLAN	4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	5

2016 INCENTIVE COMPENSATION PLAN	6

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	11

WHERE YOU CAN FIND MORE INFORMATION	11

ANNEX A	12

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LEGEND OIL & GAS, LTD.

555 Northpoint Center East, Suite 400
Alpharetta, GA 30022

678-366-4400

__________________________________

INFORMATION STATEMENT

Action by Written Consent of Majority Stockholders

__________________________________

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of Legend Oil and Gas, Ltd. in connection with the action by written consent of the holders of a majority of our issued and outstanding shares of Common Stock taken without a meeting to approve the action described in this Information Statement. In this Information Statement, all references to “the Company,” “we,” “us” or “our” refer to Legend Oil and Gas, Ltd. We are mailing this Information Statement to our stockholders of record on or about December 1, 2015.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Action by Board of Directors and Majority Stockholders

On October 26, 2016, the Board of Directors (the “Board”) and the Majority Stockholders of the Company unanimously adopted resolutions approving the following action (the “Action”):

○

To approve the Company’s 2016 Incentive Compensation Plan (the “2016 Plan”)

As of the close of business on October 25, 2016, we had 942,683,273 shares of Common Stock and 9,643 shares of Series B Convertible Preferred Stock (the “Preferred Stock”) outstanding and entitled to vote on the Action. Each share of outstanding Common Stock is entitled to one vote. Each share of Preferred Stock is entitled to 33,333.33 votes.

On October 26, 2016, pursuant to Section 7-107-104 of the Colorado Revised Statutes (“CSR”) and as provided by the Company’s Restated Articles of Incorporation, we received written consents approving the Action from stockholders holding an aggregate of 623,763,333 shares of our Common Stock representing 66.2% of our outstanding shares of Common Stock, and an aggregate of 9,643 shares of our Preferred Stock representing 100% of our outstanding shares of Preferred Stock (the “Majority Stockholders”). Thus, your consent is not required and is not being solicited in connection with the approval of the Actions.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

 No officer or director of the Company has any substantial interest in the Action, other than in his or her role as an officer or director of the Company.

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QUESTIONS AND ANSWERS REGARDING THE APPROVAL OF THE 2016 PLAN

Q:	What corporate actions were approved by the Action by Written Consent of the Majority Stockholders?

A:	Pursuant to the Action by Written Consent of the Majority Stockholders, holders of a majority of the outstanding shares of our Common Stock and our Preferred Stock approved the 2016 Plan described above and below. A copy of the Action by Written Consent of Stockholders is attached as Annex A to this Information Statement and incorporated herein by reference.

Q:	Why is the Company adopting the 2016 Plan?

A:	The Board believes the adoption of the 2016 Plan is necessary and appropriate to provide value and incentives to our employees and service providers.

Q:	How many shares of Common Stock were voted in favor of the 2016 Plan?

A:	The approval of the 2016 Plan required the written consent of the holders of at least a majority of the outstanding shares of our Common Stock and of our Preferred Stock. Each share of our Common Stock and Preferred Stock is entitled to one vote and 33,333.33 votes, respectfully, in connection with the 2016 Plan. The Written Consent of Stockholders referenced above, which was executed and delivered to the Company on October 26, 2016, by holders of 623,763,333 shares of our Common Stock (representing approximately 66.2% of the 942,683,273 shares of Common Stock outstanding as of such date) and 9,643 shares of the Preferred Stock (representing 100% of the shares of Preferred Stock outstanding as of such date) was sufficient to approve the proposed 2016 Plan. Consequently, no additional votes are required to approve the 2016 Plan.

Q:	Why is the Company approving the 2016 Plan through stockholder action by written consent in lieu of holding a meeting of our stockholders?

A:	Under the Colorado Corporation Code, our Articles of Incorporation and our Bylaws, the Company’s stockholders may take action by written consent in lieu of holding a meeting. To avoid the significant time and expense associated with calling and holding a special meeting of the Company’s stockholders, the stockholders listed above, which held a sufficient number of shares of outstanding Common Stock and Preferred Stock to approve the 2016 Plan without requiring the Company to solicit proxies the proxy of any other stockholder, determined to take action by written consent. Therefore, the Company is not required to solicit the vote or consent of any stockholders to effect the approval of the 2016 Plan. However, the Company is obligated by the federal securities laws to provide this Information Statement to you in connection with the approval of the 2016 Plan.

Q:	Has the Board approved the 2016 Plan?

A:	Yes. On October 26, 2016, the Board unanimously approved the 2016 Plan, declared its advisability, and recommended that our stockholders approve it.

Q:	When will the 2016 Plan be effective?

A:	Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the 2016 Plan will become effective not less than 20 calendar days following the mailing of this Information Statement to our stockholders. The Company currently anticipates that the 2016 Plan will take effect on or about November __, 2016.

Q:	Can I dissent or exercise appraisal rights in connection with the 2016 Plan?

A:	Pursuant to the Colorado Corporation Code, our Articles of Incorporation and our Bylaws, our stockholders are not entitled to exercise appraisal or other dissenters’ rights in connection with the approval of the 2016 Plan described in this Information Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following tables set forth information with respect to the beneficial ownership of our Common Shares as of October 26, 2016 by our directors, named executive officers, and directors and executive officers as a group, as well as each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of our Common Shares. As of the latest practical date before filing this mailing this Information Statement, there were 942,683,273 Common Shares issued and outstanding.

The percentages of Common Shares beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. To our knowledge, unless indicated in the footnotes to the table, each beneficial owner named in the tables below has sole voting and sole investment power with respect to all shares beneficially owned.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common stock, par value $0.001	Hillair Capital Investments, L.P. c/o Hillair Capital Management LLC 345 Lorton Ave., Suite 330 Burlingame, CA 94010	600,000,000	63.6%

Common stock, par value $0.001	Warren S. Binderman President and Chief Financial Officer 555 Northpoint Center East, Suite 400 Alpharetta, GA 30022	7,500,000	*

Common stock, par value $0.001	Andrew Reckles(1) 555 Northpoint Center East, Suite 400 Alpharetta, GA 30022	16,263,333	1.7%

Common stock, par value $0.001	Jeffrey Kaplin 555 Northpoint Center East, Suite 400 Alpharetta, GA 30022	0	0%

Common stock, par value $0.001	Alais Griffin 555 Northpoint Center East, Suite 400 Alpharetta, GA 30022	0	0%

TOTAL:		623,763,333	66.2%

* Less than one percent.

(1)   Mr. Reckles beneficially owns these shares through Northpoint Energy Partners, LLC, of which he is the managing member.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Series B Preferred Stock, par value $0.001	Hillair Capital Investments, L.P. c/o Hillair Capital Management LLC 345 Lorton Ave., Suite 330 Burlingame, CA 94010	9,643	100%

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2016 INCENTIVE COMPENSATION PLAN

Stockholder Approval Requirement

In general, stockholder approval of the 2016 Plan is necessary in order for the Company to meet the stockholder approval requirements to grant stock options that qualify as incentive stock options, or ISOs, as defined under Section 422 of the Internal Revenue Code (the “Code”). As described above, the holders of a majority of the outstanding shares of our Common Stock have approved the 2016 Plan.

Description of the 2016 Plan

The following sets forth a description of the material features and terms of the 2016 Plan.

○	Authorized Shares. The 2016 Plan authorizes the issuance of up to 250,000,000 shares of our Common Stock. All prior Plans of the Company have been cancelled.

○	Limitations on ISOs. In no event will more than 100,000,000 shares of common stock be issuable pursuant to the exercise of ISOs under the 2016 Plan during its ten-year term.

○	Share Counting Provisions. If an award under the 2016 Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring shares covered by the award or Prior Plan award at a price not greater than the price (as adjusted to reflect any equity restructuring) paid by the participant for the shares or not issuing one or more shares covered by the award, the unused shares covered by the award will, as applicable, become or again be available for award grants under the 2016 Plan. In addition, shares delivered to the Company to satisfy the applicable exercise or purchase price of an award under the 2016 Plan or to satisfy any tax withholding obligation (including shares retained by the Company from the award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for award grants under the 2016 Plan.

○	Administration. The 2016 Plan will be administered by the Board of Directors of the Company, or by a Board committee as may be determined by the Board from time to time. The administrator of the 2016 Plan (the “Committee”) or its delegate will have the authority to determine which service providers receive awards and set the terms and conditions applicable to the award within the confines of the 2016 Plan’s terms. The Committee will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2016 Plan.

○	Compensation Limit for Non-Employee Directors. The sum of all cash or other compensation and the value (determined as of the grant date in accordance with FASB ASC Topic 718 (or any successor thereto)) of all awards granted to a non-employee director under the 2016 Plan during any calendar year for services as a member of the Board may not exceed $250,000. This limit applies to all compensation provided as a non-employee director, whether or not such compensation is provided under the 2016 Plan.

○	Eligibility. Employees and non-employee directors of the Company or any of its subsidiaries are eligible to receive awards under the 2016 Plan. As of October 26, 2016, the Company and its subsidiaries had approximately thirty (30) active employees and two (2) non-employee directors who would have been eligible to receive awards under the 2016 Plan had it been in effect on such date.

○	Types of Awards. The 2016 Plan provides for the grant of stock options (including ISOs and nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance bonus awards, performance shares and other stock- or cash-based awards. Awards to eligible individuals will be subject to the terms of an individual award agreement between the Company and the individual. A brief description of each award type follows:

○	Stock Options. Stock options may be granted under the 2016 Plan, including both ISOs and non-qualified stock options, which provide the holder a right to purchase shares of common stock at a specified exercise price. The exercise price per share for each stock option will be set by the Committee, but will not be less than the fair market value on the date of grant (or 110 percent of the price of an ISO in the case of an individual who, on the date of grant, owns or is deemed to own shares representing more than 10 percent of the stock of the Company or any “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code); provided, that the Committee may grant stock options with an exercise price that is less than the fair market value on the date of grant in the event stock options are assumed or substituted in connection with certain corporate transactions. The term of any option award may not be longer than ten years (or five years in the case of an ISO granted to a 10 percent stockholder of the Company). The Committee will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to the maximum ten year term.

○	Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights to eligible recipients in its discretion, on such terms and conditions as it may determine, consistent with the 2016 Plan. A stock appreciation right entitles the holder to exercise the stock appreciation right to acquire shares of the Company’s common stock upon exercise within a specified time period from the date of grant. Subject to the provisions of the stock appreciation right award agreement, the recipient may receive from the Company an amount determined by multiplying the difference between the price per share of the stock appreciation right and the value of the shares on the date of exercise by the number of shares of common stock subject to the award. The maximum term for which stock appreciation rights may be exercisable under the 2016 Plan is ten years.

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○	Restricted Stock. The Committee may make awards of restricted stock to eligible individuals in such amounts and at purchase prices (if any) to be established by the Committee in connection with each award. Such awards will be subject to restrictions and other terms and conditions as are established by the Committee. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, subject to the limitations and restrictions established by the Committee in the individual award agreement. Such rights generally include the right to receive dividends and other distributions in relation to the award; however, dividends may be paid with respect to restricted stock with performance-based vesting only to the extent the performance conditions have been satisfied and the restricted stock vests.

○	Restricted Stock Units. The 2016 Plan authorizes awards of restricted stock units to eligible individuals in amounts and at purchase prices (if any) and upon such other terms and conditions as are established by the Committee for each award. Restricted stock unit awards entitle recipients to acquire shares of the Company’s common stock in the future under certain conditions. Holders of restricted stock units generally have no rights of ownership or as stockholders in relation to the award, unless and until the restrictions lapse and the restricted stock unit award vests in accordance with the terms of the grant. Restricted stock units may be accompanied by the right to receive the equivalent value of dividends paid on shares of the Company’s common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights); however, dividend equivalents with respect to an award with performance-based vesting that are based on dividends paid prior to the vesting of such award will only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. The Committee may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the participant’s election.

○	Performance Shares. The Committee is authorized to grant performance shares under the 2016 Plan. Performance shares will be denominated in shares of common stock, unit equivalents and/or units of value (including a dollar value of shares of common stock) and may be linked to any one or more of the performance criteria listed below, or other specific criteria determined by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee will also determine whether performance shares are intended to be QPBC under Section 162(m) of the Code.

○	Performance Bonus Awards. Performance bonus awards will be denominated in cash and will be initially payable in cash, but may be paid in cash, shares or a combination of cash and shares in the discretion of the Committee. Performance bonus awards will be payable upon the attainment of performance goals that are established by the Committee and relate to any one or more of the performance criteria listed below, or other specific criteria determined by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee will also determine whether performance bonus awards are intended to be QPBC under Section 162(m) of the Code.

○	Other Stock- or Cash-Based Awards. Other stock- or cash-based awards are awards of cash, fully vested shares of the Company’s common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of the Company’s common stock. Other stock- or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation otherwise payable to any individual who is eligible to receive awards. The Committee will determine the terms and conditions of other stock- or cash-based awards, including any purchase price, performance goals (which may be based on the performance criteria discussed above or other performance criteria), transfer restrictions and vesting conditions.

○	Performance-Based Awards. The Committee will determine whether specific awards are intended to constitute QPBC and even if stockholders approve the performance criteria set forth in the 2016 Plan for purposes of the QPBC exception, the Committee may determine to pay compensation that is not QPBC under Section 162(m) and that is not deductible by reason thereof.

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In order to constitute QPBC under Section 162(m), in addition to certain other requirements, the relevant amounts must be granted, vest or become exercisable or payable only upon the attainment of pre-established, objective performance goals set by the Committee and linked to stockholder-approved performance criteria. For purposes of the 2016 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC, either for the entire Company or a subsidiary, division, business segment, business unit, or an individual, and may be used in setting performance goals applicable to other stock- or cash-based awards: (i) net earnings or losses (either before or after one or more of (A) interest, (B) taxes, (C) depreciation, (D) amortization, and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) gross or net organic sales volume or organic sales volume growth, (iv) net income (either before or after taxes) or adjusted net income; (v) sales from one or more products (or categories of products) as a percentage of total sales or revenue; (vi) profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; (vii) operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); (viii) cash flow (including operating cash flow, free cash flow, free cash flow conversion or cash flow return on capital); (ix) return on assets; (x) return on capital or invested capital; (xi) cost of capital; (xii) return on stockholders’ equity; (xiii) total stockholder return; (xiv) return on sales; (xv) costs, reductions in costs and cost control measures; (xvi) expenses; (xvii) working capital; (xviii) earnings or loss per share (“EPS”) or EPS growth; (xix) adjusted earnings or loss per share; (xx) price per share or dividends per share (or appreciation in or maintenance of such price or dividends); (xxi) regulatory achievements or compliance; (xxii) implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; (xxiii) market share; (xxiv) economic value or economic value added models; (xxv) division, group or corporate financial goals; (xxvi) customer satisfaction/growth; (xxvii) customer service; (xxviii) employee satisfaction; (xxix) recruitment and maintenance of personnel; (xxx) human resources management; (xxxi) supervision of litigation and other legal matters; (xxxii) strategic partnerships and transactions; (xxxiii) financial ratios (including those measuring liquidity, activity, profitability or leverage); (xxxiv) debt levels or reductions; (xxxv) sales-related goals; (xxxvi) financing and other capital raising transactions; (xxxvii) cash on hand; (xxxviii) acquisition activity; (xxxix) investment sourcing activity; and (xl) marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease, peer group results, or market performance indicators or indices. Any performance goals that are financial metrics may be determined in accordance with U.S. generally accepted accounting principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles.

The 2016 Plan also permits the Committee to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards, including adjustments for (i) restructurings, discontinued operations, special items, and other unusual, infrequently occurring or non-recurring charges, events or items; (ii) asset sales or write-downs; (iii) litigation or claim judgments or settlements; (iv) acquisitions or divestitures; (v) reorganization or change in the corporate structure or capital structure of the Company; (vi) an event either not directly related to the operations of the Company, subsidiary, division, business segment or business unit or not within the reasonable control of management; (vii) foreign exchange gains and losses; (viii) a change in the fiscal year of the Company; (ix) the refinancing or repurchase of bank loans or debt securities; (x) unbudgeted capital expenditures; (xi) the issuance or repurchase of equity securities and other changes in the number of outstanding shares; (xii) conversion of some or all of convertible securities to common stock of the Company; (xiii) any business interruption event; (xiv) changes in pricing; (xv) changes in foreign currency exchange rates; (xvi) the cumulative effects of tax or accounting changes in accordance with GAAP; (xvii) unusual tax transactions; or (xviii) the effect of changes in other laws or regulatory rules affecting reported results.

●	Certain Transactions. The Committee has broad discretion to take action under the 2016 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting the Company’s common stock, such as dividends or other distributions (whether in the form of cash, common stock, other securities, or other property), reorganizations, mergers, consolidations, change in control events and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with the Company’s stockholders known as “equity restructurings,” the Committee will make equitable adjustments to outstanding awards. No adjustment or other action will be authorized for awards that are intended to qualify as QPBC, which would cause such awards to fail to continue to qualify as QPBC, unless the Committee determines that the award should not so qualify. No automatic “single-trigger” vesting acceleration applies under the 2016 Plan in connection with a change in control event.

●	Amendment and Termination. The Board or the Committee may amend, suspend or terminate the 2016 Plan at any time and from time to time. However, no amendment requiring stockholder approval to comply with applicable laws will be effective unless approved by the Board and the Company’s stockholders and no amendment, other than an amendment that increases the number of shares available under the 2016 Plan, may materially and adversely affect the economic benefits to be delivered under an outstanding award as of the date of such amendment without the consent of the affected participant. Stockholder approval is required for any amendment to the 2016 Plan to the extent necessary to comply with applicable laws. The 2016 Plan provides that in no event may an award be granted pursuant to the 2016 Plan after ten years from the effective date of the 2016 Plan.

●	Securities Laws. The 2016 Plan is intended to conform to all provisions of the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The 2016 Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

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United States Federal Income Tax Consequences

The following summary is based on an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, in each case, as of October 26, 2016. Moreover, the following is only a summary of United States federal income tax consequences. Other kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change. Actual tax consequences to participants or the Company may be either more or less favorable than those described below depending on the particular circumstances.

●	ISOs. No income will be recognized by a participant upon the grant or exercise of an ISO. The basis of shares transferred to a participant upon exercise of an ISO is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis in the shares. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an ISO over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an ISO, a participant may be subject to alternative minimum tax as a result of the exercise.

●	Non-Qualified Stock Options. No income is expected to be recognized by a participant upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a non-qualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Non-qualified stock options generally provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

●	Stock Appreciation Rights. Participants are not expected to recognize income upon receiving a grant of stock appreciation rights. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to stock appreciation rights in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

●	Restricted Stock. If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a “substantial risk of forfeiture” and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to recognize income on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore.

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The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the restricted shares, subject to the deduction limitations described below.

●	Restricted Stock Units and Deferred Stock. A recipient of restricted stock units or deferred stock generally should not recognize ordinary income at the time of grant. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the restricted stock units or deferred stock in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

A participant generally will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash and the fair market value of any common stock the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

●	Performance Shares and Performance Bonus Awards. Participants are not expected to recognize income upon the grant of performance shares or performance bonus awards. Generally, the participant will recognize ordinary income subject to withholding at the time of payment, vesting or settlement of the award based on the fair market value of the award on that date. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

●	Limitations on the Employer’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for compensation in excess of $1 million paid in a given year to its chief executive officer and certain of its other most highly-compensated executive officers (these officers are generally referred to as the “covered employees”), unless the compensation is “qualified performance-based compensation” (which we refer to as “QPBC”). In order to be considered QPBC, the compensation must be performance-based, granted pursuant to a plan approved by the employer’s stockholders, and meet certain other criteria. Stock options and stock appreciation rights that may be granted under the 2016 Plan generally should qualify as QPBC. Other awards that the Company may grant under the 2016 Plan (including performance-based awards) also may qualify as QPBC if certain procedural requirements are met.

●	Excess Parachute Payments. Section 280G of the Code limits the deduction that an employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Among other things, excess parachute payments could result from grants made during the 12-month period preceding a change in ownership or control of the employer or its affiliates and accelerated vesting or payment of awards under the 2016 Plan upon a change in ownership or control of the employer or its affiliates. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20 percent excise tax on the amount thereof.

●	Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20 percent tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive arrangements, including some stock options, stock appreciation rights, restricted stock unit awards, performance share awards and other awards that may be granted under the 2016 Plan. Generally speaking, Section 409A does not apply to ISOs, non-discounted non-qualified stock options and stock appreciation rights if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the 2016 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the 2016 Plan are not exempt from coverage. However, if the 2016 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

State, local and foreign tax consequences may in some cases differ from the United States federal income tax consequences described above. The foregoing summary of the United States federal income tax consequences in respect of the 2016 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.

The 2016 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.

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Plan Benefits

Awards under the 2016 Plan are subject to the discretion of the Committee and no determinations have been made by the Committee as to any awards that may be granted pursuant to the 2016 Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2016 Plan or the benefits that would have been received by such participants if the 2016 Plan had been in effect in the fiscal year ended December 31, 2015. No awards have been issued under the 2016 Plan as it is not yet effective.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Legend Oil and Gas, Ltd., 555 Northpoint Center East, Suite 400, Alpharetta, GA 30022, 678-366-4400.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov/edgar/searchedgar/companysearch.html. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

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ANNEX A

WRITTEN CONSENT

JOINT WRITTEN CONSENT

IN LIEU OF A MEETING OF THE STOCKHOLDERS

AND BOARD OF DIRECTORS

OF

LEGEND OIL AND GAS, LTD.

October 26, 2016

In lieu of a meeting, the undersigned, being all of the members of the Board (the “Board”) of Legend Oil and Gas, Ltd. (the “Company”), and the holders of a majority vote of the stockholders of the Company (the “Majority Stockholders”) waive any and all requirements for the holding of a meeting of the Board and the Stockholders, including without limitation, any requirements as to notice thereof, and take the following actions and adopt the following recitals and resolutions by signing this Joint Written Consent in Lieu of a Meeting:

WHEREAS, the Company desires to adopt the following resolutions (the “Resolutions”); and

WHEREAS, the undersigned, in their capacity as the Majority Stockholders and all members of the Board, believe the adoption of the Resolutions is advisable and in the best interests of the Company and its Stockholders.

NOW THEREFORE, BE IT RESOLVED, that the undersigned, in their capacity as the Majority Stockholders and all members of the Board, hereby authorize, approve and adopt the following Resolutions:

RESOLVED, that the Company adopt the 2016 Incentive Compensation Plan in the form attached hereto as Exhibit A.

FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized, empowered and directed to take all such further actions and to carry out the Resolutions adopted herein;

FURTHER RESOLVED, that all actions previously taken and all agreements, instruments, documents, and certificates executed and delivered through the date hereof by any officer of the Company, in connection with the foregoing resolutions, are hereby authorized, approved, ratified and confirmed in all respects;

FURTHER RESOLVED, that the officers of the Company each be, and hereby is, authorized and directed to take such additional actions as may be necessary or desirable to effect the intent of the foregoing Resolutions; and

FURTHER RESOLVED, that this Joint Written Consent of the Stockholders and Board of the Company may be executed in several counterparts or in counterpart signature pages, and all so executed shall constitute one Joint Written Consent, notwithstanding that all of the undersigned are not signatories to the original or the same counterpart or counterpart signature page, and a facsimile of a signature to this Joint Written Consent shall be deemed and treated for all purposes of execution to be as valid as an original signature thereto; and

FURTHER RESOLVED, that the Secretary of the Company is hereby directed to file a copy of this Joint Written Consent of the Stockholders and Board of the Company with the minutes of the proceedings of the Company.

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IN WITNESS WHEREOF, the undersigned, being the Majority Stockholders and all of the members of the Board of the Company, hereby execute the foregoing Joint Written Consent effective as of the date set forth above, for the purpose of giving consent hereto, thereby agreeing that the foregoing resolutions shall be of the same force and effect as if regularly adopted at a meeting of the Stockholders and the Board of the Company held upon due notice.

BOARD OF DIRECTORS

/s/
ANDREW RECKLES

/s/
WARREN S. BINDERMAN

/s/
JEFFREY KAPLIN

/s/
ALAIS GRIFFIN

STOCKHOLDERS		NO. OF SHARES

Hillair Capital Investments, L.P.

By:	/s/	600,000,000 (Common)
9,643 Series B Preferred

Northpoint Energy Partners, LLC

By:	/s/	16,263,333 (Common)
Andrew Reckles
Managing Member

/s/		7,500,000 (Common)
WARREN S. BINDERMAN

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